CONSULTING AGREEMENT

        This Consulting Agreement for the exchange of consulting services for fees is by and between Twin Faces East Entertainment Corporation (TFAC), a Nevada Corporation located at 94 Arthur Hills Court, Henderson, NV. 89074, and Frank Bauco of New York City, NY (Frank) of collectively referred to as "The Parties".

        WHEREAS, TFAC is a developer of intellectual and entertainment properties, and

        WHEREAS, Frank has various connections and networking contacts in the corporate finance business and development business,

        NOW, THEREFORE, in consideration of the mutual covenants provided herein, The Parties agree as follows:

        Frank shall provide services to TFAC on an as requested basis and in any capacity as requested by TFAC for securing financing for the maintenance of the business,

        TFAC shall compensate Frank for these services as follows:

  Fifty Thousand Dollars ($50,000) in fees payable the earlier of August 1, 2003 or the Company's receipt of funding in the amount of $1 million or greater, and

  Fifty thousand shares of restricted (rule 144) company stock to be issued in the name of Frank Bauco.

        The term of this Agreement is for the year 2003 at which time all obligations under this agreement shall cease.

        IN WITNESS THEREOF, TFAC has executed this Agreement effective as of the date signed below.

        /S/Michael Smolanoff                                                                                                June 30, 2003

        Michael Smolanoff, President                                                                                        Date

        Twin Faces East Entertainment Corporation

        /S/Frank Bauco                                                                                                          June 30, 2003

        Frank Bauco, and individual                                                                                          Date